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                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
LearnSat.Com, Inc.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 16, 1999, on the financial statements of LearnSat.Com, Inc. as of December 31, 1998 and for each of the two years in the period then ended which appears in such Prospectus. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 12, 1999